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EXHIBIT 23
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sudbury, Inc. of our report dated July 17, 1995 included in the Annual Report to Shareholders of Sudbury, Inc. for the year ended May 31, 1995.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52727) pertaining to the Sudbury Savings and Profit Sharing Plan and in the related Prospectus and in the Registration Statement (Form S-8 No. 33-72234) pertaining to the Sudbury, Inc. 1990 Stock Option Plan and in the related Prospectus and in the Registration Statement (Form S-8 No. 33-57463) pertaining to the Sudbury, Inc. Stock Option Agreement dated July 29, 1994, the Sudbury, Inc. Non-Statutory Stock Option Agreement dated September 1, 1992 and in the related Prospectus of our reports dated July 17, 1995 with respect to the consolidated financial statements and schedule of Sudbury, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended May 31, 1995.




                                            ERNST & YOUNG LLP



Cleveland, Ohio
August 17, 1995





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